                            SCHEDULE 14A INFORMATION
                            ------------------------

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /      Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/X/      Definitive Proxy Statement

/ /      Definitive Additional Materials

/ /      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                                 INTRAWARE, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

/X/      No fee required.

/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

(1)  Title of each class of securities to which transaction applies: N/A

(2)  Aggregate number of securities to which transaction applies: N/A

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)  Proposed maximum aggregate value of transaction: N/A

(5)  Total fee paid: N/A

/ /      Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid: N/A

(2)  Form, Schedule or Registration Statement No.: N/A

(3)  Filing Party: N/A

(4)  Date Filed: N/A

                                TABLE OF CONTENTS

Invitation to Special Meeting of Stockholders..................................................................3
Notice of Special Meeting of Stockholders......................................................................4
Questions and Answers..........................................................................................5
Proxy Statement for Special Meeting of Stockholders............................................................7
Information Concerning Solicitation and Voting.................................................................7
         Record Date and Shares Outstanding....................................................................7
         Revocability of Proxies...............................................................................7
         Voting and Solicitation...............................................................................7
         Quorum; Abstentions; Broker Non-Votes.................................................................7
         Deadline for Receipt of Stockholder Proposals.........................................................8
         Voting via the Internet or by Telephone...............................................................8
         Shares Registered in the Name of a Bokerage Firm or Bank..............................................8
         Shares Registered Directly in the Name of the Shareholder.............................................8
Background to Proposals........................................................................................8
         Terms of the Bridge Financing: Information Relevant to Proposal Nos. 1 and 2..........................8
         Terms of the Private Placement: Information Relevant to Proposal No. 3................................9
         How the Bridge Financing and Proposed Private Placement are Linked...................................10
         NASD Stockholder Approval Requirements...............................................................10
         Possible Delisting from the Nasdaq National Market...................................................10
         Interests of Two Directors in Matters to be Acted Upon ..............................................11
Proposal No.1 Approval of Issuance of Common Stock in Excess of 20% of Our Total..............................11
         Common Shares Outstanding upon Exercise of Warrants Sold in our Bridge...............................11
         Financing............................................................................................11
         Approval Requirement.................................................................................11
         Reasons for Approval of Issuance of the Warrants.....................................................12
Proposal No.2 Approval of Potential Conversion of the Bridge Financing Promissory Notes into the Same.........12
         Type of Equity Securities to be Issued in Our Next Round of Financing................................12
         Approval Requirement.................................................................................12
         Reasons for Approval of Potential Conversion of the Bridge Notes.....................................12
Proposal No.3 Approval of Terms of Private Placement Memorialized in the Term.................................12
         Sheet Dated August 22, 2001..........................................................................12
         Shareholder Approval.................................................................................12
         Reasons for Approval of Terms of Private Placement...................................................12
Forward-Looking Statements....................................................................................12
Security Ownership of Certain Beneficial Owners and Management................................................13
Other Matters.................................................................................................17
Annex I. Proposed Terms of Private Placement.................................................................A-1


                                     [LOGO]
                                i n t r a w a r e

                                 INTRAWARE, INC.
                                  25 ORINDA WAY
                            ORINDA, CALIFORNIA 94563
                                 (925) 253-4500

                                                             October 29, 2001

Dear Stockholder:

          We cordially invite you to attend the Special Meeting of Stockholders of Intraware, Inc. that will be held on November 27, 2001 at 10:00 a.m., at Four Points by Sheraton, 1603 Powell Street, Emeryville, California 94608.

          At the Special Meeting you will be asked to approve:

     1. Our issuance in our recent bridge financing of warrants exercisable for approximately 7.7 million shares of our Common Stock, which exceeds 20% of our total common shares outstanding;

     2. The potential conversion of the promissory notes we sold in our bridge financing into the same type of securities that we issue in our next private placement of equity securities; and

     3. The terms of a proposed new private placement of Intraware preferred stock to be issued for between $6,000,000 and $12,000,000, including the potential conversion of that preferred stock into between 15,000,000 and 30,000,000 shares of our Common Stock, which will exceed 20% of our total common shares outstanding.

          Approval of all of these proposals is required under the terms of our recent bridge financing and by the NASD Marketplace Rules. The proposals are described more fully in the Proxy Statement, which, along with the formal notice of the Special Meeting, is enclosed with this invitation.

          Approval of these proposals is critical for our business. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, I URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR VOTE BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD, AS SOON AS POSSIBLE. If you attend the meeting in person, you will be able to withdraw your proxy and vote personally on any matters properly brought before the Special Meeting.

          We look forward to seeing you at the meeting.

                                                     Sincerely yours,

                                                     /s/ Peter H. Jackson
                                                     -------------------------
                                                     Peter H. Jackson
                                                     CHIEF EXECUTIVE OFFICER

                                 INTRAWARE, INC.

                                  ------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                    Tuesday, November 27, 2001, at 10:00 a.m.

                                  ------------

To Our Stockholders:

          A Special Meeting of Stockholders of Intraware, Inc., a Delaware corporation, will be held at 10:00 a.m. on Tuesday, November 27, 2001, at Four Points by Sheraton, 1603 Powell Street, Emeryville, California 94608. The purpose of the Special Meeting is to obtain approval for:

     1. Our issuance to investors and the placement agent in our recent bridge financing of warrants exercisable for approximately 7.7 million shares of our Common Stock, which exceeds 20% of our total common shares outstanding;

     2. The potential conversion of the $7 million principal amount of the promissory notes we sold in our bridge financing into the same type of securities that we issue in our next private placement of equity securities; and

     3. The terms of a proposed new private placement of Intraware preferred stock to be issued for between $6,000,000 and $12,000,000, including the potential conversion of that preferred stock into between 15,000,000 and 30,000,000 shares of our Common Stock, which will exceed 20% of our total common shares outstanding.

          We describe the above items in the attached Proxy Statement. Stockholders who owned our Common Stock and our preferred stock as of the close of business on October 1, 2001 may attend and vote at the meeting. You may view a list of stockholders entitled to vote at the meeting and during the ten days before the meeting. The Board of Directors recommends a vote "FOR" each of the proposals.

          IT IS CRITICAL THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD,OR VOTE BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD, AS EARLY AS POSSIBLE. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

                                   By Order of the Board of Directors


                                   /s/ John J. Moss
                                   ---------------------
                                   John J. Moss
                                   VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

Orinda, California
October 29, 2001

                              QUESTIONS AND ANSWERS

          Although we encourage you to read the enclosed Proxy Statement in its entirety, we include this Question and Answer section to provide some background information and brief answers to several questions you might have about the enclosed proposals. In this Proxy Statement, we refer to Intraware, Inc., as "Intraware," "the Company," "we," "our" and "us."


Q. WHAT PROPOSALS ARE STOCKHOLDERS BEING ASKED TO CONSIDER AT THE UPCOMING SPECIAL MEETING?

A. We are seeking approval of three proposals. The first two relate to the $7 million bridge financing that we closed in two tranches with a group of private investors on August 31, 2001 and September 20, 2001. We issued 1-year promissory notes with a face value of $7 million and bearing 8% annual interest, and warrants to purchase 7.7 million shares of our Common Stock for $0.01 per share (we refer to this transaction as the "Bridge Financing"). In Proposal No. 1, we are seeking approval for our issuance of Common Stock in excess of 20% of our total shares outstanding, upon the exercise of the warrants we sold in the Bridge Financing. In Proposal No. 2, we are seeking approval of the potential conversion of the promissory notes into the same type of securities that we issue in our next private placement of equity securities (if we make another private placement of equity securities). The third proposal relates to a term sheet dated August 22, 2001, for a potential private placement of between $6,000,000 and $12,000,000 of preferred stock (we refer to this potential transaction as the "Private Placement"). Under the proposed term sheet, that preferred stock would be convertible into between 15,000,000 and 30,000,000 shares of our Common Stock, which will exceed 20% or our total common shares outstanding. In Proposal No. 3, we are seeking approval of the terms of the proposed Private Placement.

Q.   WHY IS INTRAWARE SEEKING STOCKHOLDER APPROVAL FOR THESE PROPOSALS?

A. First, the terms of the Bridge Financing require that we obtain stockholder approval for all three of these proposals.

     Second, the NASD Marketplace Rules require that we seek stockholder approval for these proposals. We are subject to the NASD Marketplace Rules because our Common Stock is listed on the Nasdaq National Market. One of those rules requires stockholder approval for any issuance of stock at a price below the market price, where the amount of stock being issued exceeds 20% or more of the company's total common shares outstanding. Because of this rule, we are seeking approval for three aspects of the Bridge Financing and the Private
Placement:

     o In Proposal No. 1 we are seeking approval to issue Common Stock in excess of 20% of our total common shares outstanding upon the exercise of the warrants we sold in the Bridge Financing. Those warrants have an exercise price of $0.01.

     o In Proposal No. 2 we are seeking approval to make the promissory notes that we issued in the Bridge Financing convertible into the same type of securities that we issue in our next private placement of equity securities. We do not know yet whether we will make another private placement of equity securities or, if we do, how many securities we will issue or at what price. However, because the terms of any new private placement could give the note holders together the right to convert their notes into more than 20% of our total common shares outstanding at a conversion price below the market price of our Common Stock, stockholder approval is required by the The Nasdaq National Market.

     o In Proposal No. 3 we are seeking approval to issue Common Stock in excess of 20% of our total common shares outstanding at a price equivalent to $0.40 per share, upon conversion of the preferred stock that would be issued if we complete the Private Placement.

        If the three Proposals are approved, we complete the Private Placement, and the promissory note holders convert their notes into preferred stock as part of the Private Placement, we will likely be relieved from our obligation to repay some or all of the $7 million principal amount of the promissory notes. This would help us conserve cash.

Q.   WHY IS THIS ACTION BEING TAKEN?

A. We have been struggling in an increasingly challenging business environment to achieve our goal of positive cash flow. As you know, market conditions have made this goal difficult to achieve. In our case, this difficulty was compounded by our bank's refusal to renew our revolving credit line. In these circumstances, we determined that we would be unable to reach our goal of positive cash flow without the help of private investors. After extensive discussions with a variety of potential investors, we agreed to the Bridge Financing and the terms of the potential Private Placement in order to raise the funds we need to continue operations and seek to achieve positive cash flow.

Q.   WHY IS MY VOTE IMPORTANT?

A. Your vote is important because the proposals must receive the affirmative vote of a majority of shares voted or present at the meeting to pass. Unless a majority of the shares outstanding as of the record date are voted or present at the meeting, we will not have a quorum and we will be unable to transact any business at the Special Meeting. In that event the proposals will not be approved.

Q.   WHAT HAPPENS IF THESE PROPOSALS ARE APPROVED?

A. If Proposal Nos. 1 and 2 are approved, we will not be required to repay the promissory notes under the Bridge Financing until their 1-year anniversary, or until any acquisition or change of control of Intraware before that 1-year anniversary. If Proposal No. 3 is approved, then we will have the option of completing the Private Placement, and the note holders will have the option of converting their notes into preferred stock as part of that Private Placement, potentially relieving us permanently of our obligation to repay some or all of the $7 million principal amount of the promissory notes.

Q.   WHAT IF THESE PROPOSALS ARE NOT APPROVED?

A. If any of these proposals do not receive stockholder approval, the promissory notes issued in the Bridge Financing will become immediately due and payable with accrued interest. If this were to happen, it is unlikely that we would be able to repay the notes, and in that event the note holders would have the right, based on their security interest in substantially all of our assets, to seize and liquidate our assets to the extent necessary to recover the amounts we owe them. If the note holders exercised this right, we would likely be required to substantially curtail or discontinue our operations, and/or seek bankruptcy protection under Chapter 11.

               PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

          Our Board of Directors is soliciting proxies for a Special Meeting of Stockholders. The meeting will be held on November 27, 2001 at 10:00 a.m. at Four Points by Sheraton, 1603 Powell Street, Emeryville, California 94608. The telephone number at that location is (510) 547-7888. Our headquarters are located at 25 Orinda Way, Orinda, CA 94563 and our telephone number is
(925) 253-4500.

          This Proxy Statement and the proxy card, will be mailed to stockholders on or about October 29, 2001.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND SHARES OUTSTANDING

          Stockholders who owned our Common Stock and preferred stock at the close of business on October 1, 2001 (a date we refer to as the "Record Date") are entitled to attend and vote at the meeting. On that date, 28,597,882 shares of our common stock were issued and outstanding, and 3,384,243 shares of our preferred stock entitled to 7,986,134 votes on an as-converted-to-Common-Stock basis were issued and outstanding. For information on ownership of our stock by management and 5% stockholders, see "Security Ownership of Certain Beneficial Owners and Management."

REVOCABILITY OF PROXIES

          You may revoke your proxy and change your vote at any time before the final vote at the Special Meeting. You may do this by signing a new proxy card with a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically so request.

VOTING AND SOLICITATION

          Each share of Common Stock outstanding on October 1, 2001 entitles its owner to one vote on all matters. Each share of preferred stock outstanding on October 1, 2001 entitles its owner to a number of votes on all matters equal to the number of shares of our Common Stock into which that preferred stock is convertible. Each proposal will be approved only if it receives an affirmative vote of the majority of the shares of Common Stock and preferred stock, voting on an as-converted-to-Common-Stock basis, present in person or represented by proxy at the meeting and entitled to vote.

          If you specify how you want your proxy to be voted on any proposal, your proxy will be voted that way on that proposal, unless you revoke it. If you return your proxy but do not specify how you want your proxy to be voted on any proposal, then your proxy will be voted "FOR" approval of each proposal described in this Proxy Statement. We do not expect any other business to come before the meeting. If any other matter requiring a stockholder vote properly arises, the people named in the enclosed proxy card will vote your proxy as the Board of Directors recommends.

          We will pay the cost of this solicitation. We may reimburse brokerage firms and others who represent beneficial owners. Our directors, officers and regular employees may also solicit proxies personally or by telephone, telegram or letter, without additional compensation other than reimbursement of their expenses. We have also hired Georgeson Shareholder to assist in the solicitation of proxies at a fixed cost of $7,300, plus estimated variable costs of $5,500 and reimbursement for reasonable out-of-pocket expenses.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

          A majority of our shares outstanding on October 1, 2001, calculated on an as-converted-to-Common-Stock basis, must be present in person or by proxy to constitute a quorum. Without a quorum, we cannot hold the meeting or transact business. Shares voted "FOR" or "AGAINST" a proposal count toward establishing a quorum and also count toward the results of the voting. An abstaining vote counts toward establishing a quorum, but has the same effect as a vote against the proposal. This is because the proposal is not approved unless a majority of the shares present in person or by proxy vote "FOR" the proposal, and an abstaining vote is considered to be present but is not a vote "FOR" the proposal. A broker non-vote counts toward establishing a quorum but does not affect the outcome of any vote. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a proposal because the broker does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

          If you wish to submit a proposal for possible inclusion in the proxy materials for our 2002 annual meeting of stockholders (which we refer to as the "2002 Meeting"), we must receive your notice, in accordance with rules of the Securities and Exchange Commission (which we refer to as the "SEC"), on or before March 5, 2002. The proposal(s) should be mailed to our Secretary at our principal executive offices at 25 Orinda Way, Orinda, California 94563. Under our bylaws, your nominations for director and stockholder proposals not included in our 2002 proxy materials must be submitted to our Secretary, at the above address, between April 4, 2002 and May 4, 2002 in order to be considered timely for possible action by our stockholders at the 2002 Meeting. However, if the date of the 2002 Meeting is earlier than July 16, 2002 or later than September 14, 2002, such proposals or nominations must be submitted by the later of (1) the 90th day before the 2002 Meeting, or (2) the 10th day after the 2002 Meeting date is first publicly announced. Stockholder nominations and proposals must also meet other criteria described in our bylaws in order to be considered at the 2002 Meeting. You may obtain a copy of our bylaws by making a written request to our Secretary at the above address.

VOTING VIA THE INTERNET OR BY TELEPHONE

SHARES REGISTERED IN THE NAME OF A BROKERAGE FIRM OR BANK

          A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offer telephone and Internet voting options. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares by telephone by calling the telephone number appearing on your proxy voting card or you may vote via the Internet at the following address on the World Wide Web:

          www.proxyvote.com

and follow the instructions on your screen. If you wish to vote via the Internet, you should understand that there may be costs associated with electronic access such as usage charges from Internet access providers and telephone companies that you must bear.

SHARES REGISTERED DIRECTLY IN THE NAME OF THE SHAREHOLDER

           Internet voting is not currently available for our shares registered directly with Computershare, our transfer agent; however, telephone voting is available. If your shares are registered directly with Computershare, you may vote by calling 1-877-550-2480 and following the instructions. Alternatively, you may vote by marking, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope, or by attending the Special Meeting and voting your shares in person.


                             BACKGROUND TO PROPOSALS

          In August of 2001, in order to raise funds to enable us to continue operations, we entered into the Bridge Financing and signed a term sheet for a proposed Private Placement. Under our agreements with the placement agent and with the investors in the Bridge Financing, as well as under NASD Marketplace Rules, we must obtain stockholder approval for certain aspects of the Bridge Financing, and for the terms of the Private Placement. Each of the first two proposals relates to the Bridge Financing. The third proposal relates to the Private Placement.

TERMS OF THE BRIDGE FINANCING:  INFORMATION RELEVANT TO PROPOSAL NOS. 1 AND 2

          On August 31, 2001, and September 20, 2001, we issued promissory notes and warrants in a private placement to a group of institutional and individual investors for aggregate gross proceeds of $7 million. The net receipts from the Bridge Financing were approximately $6.4 million after fees to the placement agent of $350,000 and expenses of approximately $250,000. The promissory notes bear annual interest of 8%, payable quarterly beginning six months after issuance, with a maturity period of 12 months from the applicable closing date of the Bridge Financing, and are secured by a senior security interest in substantially all of our assets. Upon approval of Proposal No. 2, the notes will be convertible into the same type of securities issued in our next capital-raising private placement of equity securities.

          We may repay the notes at any time. The notes will mature before their 1-year anniversary if we are acquired or undergo a change of control, or if we default under the notes and fail to cure the default within 15 days. A failure by us to obtain stockholder approval of Proposal Nos. 1, 2 and 3 under this Proxy Statement by November 29, 2001 is a default under the notes.

          The note holders and the placement agent also received warrants to purchase 7.7 million shares of our Common Stock at an exercise price of $0.01 per share. However, to comply with NASD Marketplace Rules, warrants exceeding an aggregate of 5,600,000 shares of our Common Stock (approximately 19.7% of our outstanding Common Stock) will not be exercisable until stockholder approval is obtained.

          The promissory notes and warrants were issued in a private placement without registration under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. We have agreed to file with the SEC a registration statement to register the resale of the Common Stock issuable upon exercise of the warrants, and if the notes are ultimately converted into equity, the shares issuable upon exercise of the notes. We are required to file the registration statement by February 28, 2002, and to cause the registration statement to be declared effective by the SEC by May 31, 2002. However, the registration deadline may be accelerated to any earlier stock registration deadline agreed to by us in any subsequent private placement.

          In connection with the Bridge Financing, our Board of Directors created a new seat on the Board and appointed to that seat an officer of the company which acted as placement agent in the Bridge Financing. Another officer of that company is also a member of our Board of Directors. Those two Board members are also indirectly affiliated with one of the purchasers of notes and warrants in the Bridge Financing. Because of these relationships, as well as the quantity of warrants issued and the price of the warrants, Nasdaq's application of NASD Marketplace Rules would have required us to obtain stockholder approval before issuing the warrants. However, Nasdaq granted an exception from the stockholder approval rule. In keeping with Nasdaq's determination, we gave our stockholders 10 days prior written notice of this exception before issuing the warrants.

TERMS OF THE PRIVATE PLACEMENT:  INFORMATION RELEVANT TO PROPOSAL NO. 3

          On August 22, 2001 we entered into a term sheet for the proposed Private Placement. A copy of the terms of the proposed financing is included in this Proxy Statement as Annex I. We strongly encourage you to review these terms in making your decision to vote your proxy. Under the proposed terms, we will issue between $6,000,000 and $12,000,000 of Intraware preferred stock. Each share of preferred stock will be convertible into our Common Stock at a price of $0.40 per share of Common Stock. The preferred shares will rank PARI PASSU with existing classes of our preferred stock, and will carry a liquidation preference equal to their face value. The preferred shares will carry "full-ratchet" anti-dilution protection (i.e., the conversion price will adjust to any lower price at which we issue equity securities) for one year, and thereafter will carry "weighted-average" anti-dilution protection (i.e., the conversion price will adjust on a weighted-average basis upon any issuance by us of equity securities at a price below fair market value or below the then-current conversion price of the preferred stock). Under the terms of the Private Placement, we would be required to file a registration statement for the preferred stock within three months of closing, and to use best efforts to cause that registration statement to become effective within three months thereafter.

          Upon any closing of the Private Placement, the placement agent would receive a fee equal to 6% of the gross proceeds from the financing, except that fee would be halved with respect to investments by existing stockholders other than our Series B-1 Preferred Stock holders. The placement agent would also receive warrants to purchase a number of preferred shares equal to 10% of the number of preferred shares issued in the proposed financing, and would receive reimbursement of up to $100,000 in legal, due diligence and travel and road show expenses.

          Even if the Private Placement is approved, we will be free to seek funds through any other avenues available to us. However, regardless of whether the stockholders approve the terms of the Private Placement, we are required to pay to the placement agent a financial advisory and structuring fee of $200,000 if we elect not to proceed with the Private Placement for any reason. The placement agent may, in its option, elect to receive 500,000 shares of our Common Stock instead of the structuring fee; however, if we elect not to proceed with the Private Placement and instead close on another private placement not led by the placement agent, the financial and advisory fee will equal the greater of $200,000 or 3% of the gross proceeds of such other private placement, which fee may, at the sole option of the placement agent, be payable in the form of a number of shares of Common Stock equal to the cash fee divided by 0.40.

HOW THE BRIDGE FINANCING AND PROPOSED PRIVATE PLACEMENT ARE LINKED

         For Intraware and its stockholders, the Bridge Financing and proposed Private Placement are linked in two important ways. First, if all the Proposals are approved, we may potentially be able to convert some or all of the $7 million in Bridge Financing notes into preferred stock as part of the Private Placement, which would potentially relieve us of our obligation to repay the principal amount of those converted notes. Assuming the Proposals are approved, we will have until August 2002 to repay the $7 million principal amount of the promissory notes (unless we are acquired, we undergo a change of control or we default). During that period we can pursue the Private Placement. If we complete the Private Placement during that period, the promissory note holders can convert their notes into preferred stock as part of that Private Placement. If that occurs, we will likely no longer be required to repay some or all of the principal amount of the promissory notes. This would help us conserve cash.

         The second important way in which the Bridge Financing and proposed Private Placement are linked is that non-approval by our stockholders of either transaction (or, in other words, non-approval of ANY of the three Proposals) would result in our loss of both the $7 million raised in the Bridge Financing and our potential opportunity to convert that amount into preferred stock as part of the Private Placement. If any one of the Proposals is not approved, we will be required to immediately repay the $7 million principal amount of the promissory notes plus accrued and unpaid interest. Since it is unlikely that we will have sufficient cash available to repay the notes, the note holders would likely have the right, based on their security interest in substantially all of our assets, to seize and liquidate our assets to the extent necessary to recover the amounts we owe them. At that point we would be forced to seek additional financing through the placement agent or from a different source, though the non-approval by our stockholders of the Bridge Financing and/or proposed Private Placement may make prospective investors wary of any new investment in Intraware requiring stockholder approval. These factors may make it difficult for us to raise, on reasonable terms, adequate funding to continue our current business.

NASD STOCKHOLDER APPROVAL REQUIREMENTS

          Because our Common Stock is listed on the Nasdaq National Market, we are subject to the NASD Marketplace Rules. One of these rules requires stockholder approval for any issuance of stock in a private placement at a price below the market price, where the amount of stock being issued potentially equals 20% or more of the number of common shares or 20% of the voting power outstanding before the issuance. Because of this rule, we are seeking approval for three aspects of the Bridge Financing and the Private Placement:

          o In Proposal No. 1 we are seeking approval to issue Common Stock in excess of 20% of our total common shares outstanding, upon the exercise of the warrants we sold in the Bridge Financing. Those warrants have an exercise price of $0.01.

          o In Proposal No. 2 we are seeking approval to make the promissory notes that we issued in the Bridge Financing convertible into the same type of securities that we issue in our next private placement of equity securities. We do not know yet whether we will make another private placement of equity securities or, if we do, how many securities we will issue or at what price. However, because the terms of any new private placement could give the note holders together the right to convert their notes into more than 20% of our total common shares outstanding at a price below the market price of our common stock, The Nasdaq Stock Market interprets the NASD Marketplace Rules as requiring stockholder approval.

          o In Proposal No. 3 we are seeking approval to potentially issue common stock in excess of 20% of our total common shares outstanding at a price equivalent to $0.40 per share, upon conversion of the preferred stock that would be issued if we complete the Private Placement.

POSSIBLE DELISTING FROM THE NASDAQ NATIONAL MARKET

          Our Common Stock is currently listed on the Nasdaq National Market. Nasdaq has requirements that a company must meet in order to remain listed on the Nasdaq National Market. If we continue to experience losses from our operations or are unable to raise additional equity financing, or are unable to convert the Bridge Financing notes into equity (either as part of the proposed Private Placement or otherwise) and re-classify the related warrants as equity, we might not be able to maintain the standards for continued quotation on the Nasdaq National Market, including the minimum bid price requirement of $1.00 and the requirement that our net tangible assets be at least $4 million or that our stockholders' equity be at least $10 million. The minimum bid price for our Common Stock was below $1.00 every trading day between September 18, 2001 and the filing of this Proxy Statement. If our minimum bid price stays below $1.00 after the Nasdaq National Market ends its moratorium on delistings based on the minimum bid price requirements, it may be difficult for us to sustain this requirement. In addition, our issuance of promissory notes and warrants on August 31, 2001 may make it difficult for us to sustain the minimum net tangible assets or stockholders' equity requirement. If as a result of the application of these listing requirements, our Common Stock were delisted from the Nasdaq National Market, our stock would become harder to buy and sell. Further, our stock could then potentially be subject to what are known as the "penny stock" rules, which place additional requirements on broker-dealers who sell or make a market in such securities. Consequently, if we were removed from the Nasdaq National Market, the ability or willingness of broker-dealers to sell or make a market in our Common Stock might decline. As a result, your ability to sell your shares of our Common Stock could be adversely affected.

INTERESTS OF TWO DIRECTORS IN MATTERS TO BE ACTED UPON

         Michael S. Falk and Lee Provow are members of our Board of Directors and are affiliated with Commonwealth Associates, L.P., which acted as placement agent in the Bridge Financing that is the subject of Proposal Nos. 1 and 2. Mr. Falk is Chairman, Chief Executive Officer and President of Commonwealth Associates, L.P. and Mr. Provow is a partner and board member of Commonwealth Associates, L.P. Messrs. Falk and Provow are also officers of companies affiliated with ComVest Venture Partners, L.P., which invested $3 million in the Bridge Financing. The placement agent received the following fees in connection with the Bridge Financing:

o        5% of the gross proceeds of the Bridge Financing;

o Warrants to purchase a number of shares of our Common Stock equal to 10% of the shares underlying warrants issued to all investors in the Bridge Financing, on the same terms as the warrants issued to the investors; and

o Reimbursement of approximately $90,000 in out-of-pocket expenses incurred in connection with the Private Placement, including without limitation fees and disbursements of the placement agent's counsel, due diligence expenses, and travel.

          In addition, those two members of our Board are officers of the company that would act as placement agent in the proposed Private Placement which is the subject of Proposal No. 3. If Proposal No. 3 is approved, the placement agent will be entitled to the following fees:

     o 6% of the gross proceeds of the Private Placement (reduced to 3% in the case of investments by current Intraware stockholders other than Series B-1 Preferred Stock holders);


     o Warrants to purchase the same type of preferred stock issued in the Private Placement, in an amount equal to 10% of the number of shares issued in the Private Placement (reduced to 5% in the case of investments by current Intraware stockholders other than Series B-1 Preferred Stock holders), on the same terms as the other investors;


     o Reimbursement of out-of-pocket expenses incurred in connection with the Private Placement, including without limitation the reasonable fees and disbursements of the placement agent's counsel, due diligence expenses, and travel and roadshow expenses, up to a maximum of $100,000;


     o If Intraware elects not to proceed with the Private Placement within 60 days after the completion of a private placement memorandum and other investor related documents reasonably satisfactory to the placement agent, Intraware must pay a financial advisory and structuring fee of $200,000, which fee may, at the sole option of the placement agent, be payable in the form of 500,000 shares of Intraware Common Stock; however, if Intraware elects not to proceed with the Private Placement and instead closes on another private placement not led by that placement agent, the financial and advisory fee will equal the greater of $200,000 or 3% of the gross proceeds of such other private placement, which fee may, at the sole option of the placement agent, be payable in the form of a number of shares of Intraware Common Stock equal to the cash fee divided by 0.40.


          If Proposal Nos. 2 and 3 are approved and Intraware completes the Private Placement, the promissory notes issued by us in the Bridge Financing will be convertible into the same type of preferred stock issued in the Private Placement.

                                 PROPOSAL NO. 1

    APPROVAL OF ISSUANCE OF COMMON STOCK IN EXCESS OF 20% OF OUR TOTAL COMMON SHARES OUTSTANDING UPON EXERCISE OF WARRANTS SOLD IN OUR BRIDGE FINANCING

APPROVAL REQUIREMENT

          Under the terms of our Bridge Financing, we must obtain stockholder approval, by November 29, 2001, for the issuance of more than 5,600,000 shares of our Common Stock (approximately 19.7% of our outstanding Common Stock) upon exercise of warrants issued to the note holders and the placement agent in our Bridge Financing. Two of our directors, Mr. Falk and Mr. Provow, are affiliated with Comvest Venture Partners, L.P., which invested $3 million in the Bridge Financing, and Commonwealth Associates, L.P., which served as the placement agent. If we fail to obtain this approval by that deadline, we will be in default under the notes issued in the Bridge Financing. If we do not cure that default within 15 days, we will be required to immediately repay the notes in full.

          This stockholder approval requirement is based on NASD Marketplace Rules, which require stockholder approval for any issuance of stock in a private placement at a price below the market price, where the amount of stock being issued equals 20% or more of the common stock outstanding before the issuance.

REASONS FOR APPROVAL OF ISSUANCE OF THE WARRANTS

          If Proposal No. 1 is approved, we will not be required to repay the $7 million principal amount of the promissory notes until August 31, 2002, except in the event we are acquired, we undergo a change of control, or we default.

          If Proposal No. 1 is not approved, we will be in default of the promissory notes that we issued in the Bridge Financing. If this occurs, we will be required to immediately repay the $7 million face value of the promissory notes as well as accrued and unpaid interest. It is unlikely that we would have the funds available to cover any such repayment obligation, and in that event the note holders would have the right to seize and liquidate our assets to the extent necessary to recover the amounts we owe them. If the note holders exercised this right, we would likely be required to substantially curtail or discontinue our operations, and/or seek bankruptcy protection under Chapter 11.

          The Board of Directors considers the issuance of Common Stock in excess of 5,600,000 shares upon exercise of the warrants we issued in the Bridge Financing to be in the best interest of the company and its stockholders and recommends that you vote "FOR" the approval of this proposal.

                                 PROPOSAL NO. 2

 APPROVAL OF POTENTIAL CONVERSION OF THE BRIDGE FINANCING PROMISSORY NOTES INTO THE SAME TYPE OF EQUITY SECURITIES TO BE ISSUED IN OUR NEXT ROUND OF FINANCING

APPROVAL REQUIREMENT

          Under the terms of our Bridge Financing, we must obtain stockholder approval by November 29, 2001 for the potential conversion of the Bridge Financing Promissory notes into shares of the same type of securities we issue in our next round of equity financing. If we fail to obtain this approval by that deadline, we will be in default under the notes. If we do not cure that default within 15 days, we will be required to immediately repay the notes in full.

          This stockholder approval requirement is based on NASD Marketplace Rules, which require stockholder approval for any issuance of stock in a private placement at a price below the market price, where the amount of stock being issued may exceed 20% or more of the common stock outstanding before the issuance.

         Even though the economic terms of any conversion of the promissory notes will not be known until we agree definitely on the terms of any new equity financing round, Nasdaq requires stockholder approval because the economic terms could potentially involve our issuance of shares exceeding 20% of our total shares outstanding at a price below the market price.

REASONS FOR APPROVAL OF POTENTIAL CONVERSION OF THE BRIDGE NOTES

         If Proposal No. 2 is approved, some or all of the promissory notes may potentially be converted into equity, thereby potentially relieving us from our obligation to repay some or all of the $7 million principal amount of the promissory notes.

          If Proposal No. 2 is not approved, we will be in default of the promissory notes that we issued in the Bridge Financing. If this occurs, we will be required to immediately repay the $7 million face value of the promissory notes as well as accrued and unpaid interest. It is unlikely that we would have the funds available to cover any such repayment obligation, and in that event the note holders would have the right to seize and liquidate our assets to the extent necessary to recover the amounts we owe them. If the note holders exercised this right, we would likely be required to substantially curtail or discontinue our operations, and/or seek bankruptcy protection under Chapter 11.

          The Board of Directors considers the potential conversion of the promissory notes issued in the Bridge Financing to be in the best interest of the Company and its shareholders and recommends that you vote "FOR" the approval of this proposal.

                                 PROPOSAL NO. 3

      APPROVAL OF TERMS OF PRIVATE PLACEMENT MEMORIALIZED IN THE TERM SHEET
                              DATED AUGUST 22, 2001

SHAREHOLDER APPROVAL

          Under the terms of the Bridge Financing, we are required to seek shareholder approval for the terms of the Private Placement as described in Annex I, but we are not obligated to proceed with the Private Placement.

REASONS FOR APPROVAL OF TERMS OF PRIVATE PLACEMENT

         If Proposal No. 3 is approved, and we pursue and complete the Private Placement, some or all of the promissory notes may potentially be converted into preferred stock as part of that Private Placement, thereby potentially relieving us from our obligation to repay some or all of the $7 million principal amount of the promissory notes.

          If Proposal No. 3 is not approved, we will be in default of the promissory notes that we issued in the Bridge Financing. If this occurs, we will be required to immediately repay the $7 million face value of the promissory notes as well as accrued and unpaid interest. It is unlikely that we would have the funds available to cover any such repayment obligation, and in that event the note holders would have the right to seize and liquidate our assets to the extent necessary to recover the amounts we owe them. If the note holders exercised this right, we would likely be required to substantially curtail or discontinue our operations, and/or seek bankruptcy protection under Chapter 11.

          In addition, we will require additional funding in order to fulfill our obligations under the Bridge Financing and to continue operations. If the proposed Private Placement does not receive stockholder approval, we will be forced to seek funding from other sources than the placement agent or from the placement agent under different terms. Following any non-approval of the proposed Private Placement by our stockholders, potential investors may be wary of any potential future investment in Intraware requiring stockholder approval. This may make it difficult for us to raise, on reasonable terms, adequate funding to continue our current business.

          The Board of Directors considers the ability to proceed with the Private Placement to be in the best interest of the Company and its stockholders and recommends that you vote "FOR" the approval of this proposal.

                           FORWARD-LOOKING STATEMENTS

          This Proxy Statement includes statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations concerning future financial performance, statements regarding results of conversion of the Bridge Financing notes into equity, statements regarding our ability to raise capital in the future, and statements about our compliance with Nasdaq's continued listing standards. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect our results and cause them to materially differ from those contained in the forward-looking statements include:

          o    Further downturn in demand for our products and services.

          o Our failure to meet any conditions of the Bridge Financing or Private Placement.

          o The application of accounting rules, changes in our financial condition, or continued trading in our Common Stock at a bid price below $1.00, any of which could result in our inability to meet the continued listing requirements of Nasdaq.

          o The possibility that the placement agent will be unable to find investors to complete the Private Placement and that we will be unable to raise funds through some other financing arrangement.

          o Other factors that we are currently unable to identify or quantify, but that may exist in the future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following tables set forth certain information regarding beneficial ownership of our Common Stock, our Series A Preferred Stock, and our Series B-1 Preferred Stock as of the Record Date (except as otherwise noted) by (i) each of our directors, (ii) our Chief Executive Officer and the three of our other four most highly compensated executive officers who earned more than $100,000 during the fiscal year ended February 28, 2001 and who were still officers of Intraware on the Record Date (these executives are referred to as the Named Executive Officers elsewhere in this Proxy Statement), (iii) all of our directors and executive officers as a group, and (iv) each person or entity who is known by us to own beneficially more than 5% percent of that class of our stock.

          These tables are based on information provided to us or filed with the SEC by our directors, executive officers and principal stockholders. Unless otherwise indicated, the address for each stockholder listed in the following tables is c/o Intraware, Inc., 25 Orinda Way, Orinda California 94563. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the tables have sole voting and investment power with respect to all shares shown as beneficially owned. Applicable percentage ownership of common shares in the following tables is based on 28,597,882 shares of Common Stock outstanding as of the Record Date.

                                                                                 Common Shares Beneficially
                                                                                           Owned
                                                                                ----------------------------
                               Name and Address                                    Number       Percentage
---------------------------------------------------------------------------     -------------  -------------
Peter H. Jackson (1).......................................................        3,523,000       12.3  %
Mark B. Hoffman (2)........................................................        2,775,859        9.7
Norman A. Pensky (3).......................................................          164,625        *
Frost R. R.  Prioleau (4)..................................................          202,623        *
James A. Brentano (5)......................................................          123,048        *
John V. Balen (6)..........................................................           76,207        *
Ronald E. F. Codd (7)......................................................           82,261        *
Laurence M. Baer (8).......................................................           49,375        *
Michael S. Falk (9) .......................................................        6,593,971       23.1
Harold Blue (10) ..........................................................        6,589,596       23.0
All directors and executive officers as a group (14 Persons)(9)(10) (11) ..       14,496,806       50.7
         -------------------------

      *   Less than 1% of the outstanding shares of Common Stock.

     (1) Includes 50,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of October 1, 2001. Also includes 2,100 shares of Common Stock held as custodian and 75 shares of Common Stock held as guardian by Mr. Jackson for Drew Jackson, 1,800 shares of Common Stock held as custodian and 200 shares of Common Stock held as guardian by Mr. Jackson for Connor Jackson, 3,000 shares of Common Stock held as custodian and 75 shares of Common Stock held as guardian by Mr. Jackson for Lindsey Jackson, and 2,700 shares of Common Stock held as custodian and 400 shares of Common Stock held as guardian by Mr. Jackson for Brett Jackson. Also includes 2,084 shares of Common Stock held from the exercise of stock options which were unvested and subject to our repurchase option as of October 1, 2001, should Mr. Jackson's employment with us terminate. Mr. Jackson is our Chief Executive Officer and a member of the Board of Directors.

     (2) Includes 61,875 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of October 1, 2001. Also includes 552,486 shares of Common Stock issuable upon conversion of Series A Preferred Stock convertible within 60 days of October 1, 2001, 55,248 shares of Common Stock issuable upon exercise of a warrant within 60 days of October 1, 2001, and 1,806,250 shares of Common Stock held by Mr. Hoffman as trustee of the Hoffman Family Trust. Excludes 40,000 shares of Common Stock held by the Annie Eleanor Hoffman 1993 Revocable Trust of which Mr. Hoffman disclaims beneficial ownership. Excludes 40,000 shares of Common Stock held by the Andrew Mark Hoffman 1993 Revocable Trust of which Mr. Hoffman disclaims beneficial ownership. Mr. Hoffman is the Chairman of our Board of Directors.

     (3) Includes 15,625 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of October 1, 2001. Also includes an aggregate of 2,500 shares of Common Stock held by the Teri Pensky Irrevocable Trust, Valerie Pensky Irrevocable Trust, John Pensky Irrevocable Trust, Scott Pensky Irrevocable Trust, and the Sean Curtis Irrevocable Trust. Also includes 625 shares of Common Stock held from the exercise of stock options which were unvested and subject to our repurchase option as of October 1, 2001, should Mr. Pensky's employment with us terminate. Mr. Pensky is our Senior Vice President of Worldwide Sales.

     (4) Includes 199,498 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of October 1, 2001. Includes 3,125 shares of Common Stock acquired through our 1998 Employee Stock Purchase Plan. Mr. Prioleau is our President and a member of our Board of Directors.

     (5) Includes 89,373 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of October 1, 2001. Also includes 3,334 shares of Common Stock held from the exercise of stock options which were unvested and subject to our repurchase option as of October 1, 2001, should Mr. Brentano's employment with us terminate. Also includes 2,615 shares of

          Common Stock acquired through our 1998 Employee Stock Purchase Plan. Mr. Brentano is our Executive Vice President of Technology.

     (6) Includes 15,312 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of October 1, 2001. Also includes 55,248 shares of Common Stock issuable upon conversion of Series A Preferred Stock convertible within 60 days of October 1, 2001 and 5,524 shares of Common Stock issuable upon exercise of a warrant within 60 days of October 1, 2001. Mr. Balen is a principal of Canaan Equity Partners, L.L.C. the general partner of Canaan Equity, L.P. Mr. Balen disclaims beneficial ownership of the shares held by Canaan Equity L.P., except to the extent of his pecuniary interest arising from his interest as a principal of Canaan Equity Partners, L.L.C., the general partner of Canaan Equity Partners, L.P. Mr. Balen is a member of our Board of Directors.

     (7) Includes 51,875 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of October 1, 2001. Also includes 27,624 shares of Common Stock issuable upon conversion of Series A Preferred Stock convertible within 60 days of October 1, 2001 and 2,762 shares of Common Stock issuable upon exercise of a warrant within 60 days of October 1, 2001, held by Mr. Codd as trustee of the Codd Revocable Trust. Mr. Codd is a member of our Board of Directors.

     (8) Includes 49,375 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of October 1, 2001. Mr. Baer is a member of the our Board of Directors.

     (9) Includes 4,375 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of October 1, 2001. Includes 2,407,997 shares of Common Stock issuable to ComVest Venture Partners, L.P., upon conversion of Series B-1 Preferred Stock convertible within 60 days of October 1, 2001, 3,481,599 shares of Common Stock issuable to ComVest Venture Partners, L.P. upon exercise of warrants exercisable within 60 days of October 1, 2001, and 700,000 shares of Common Stock issuable to Commonwealth Associates, L.P. upon exercise of warrants exercisable within 60 days of October 1, 2001. Mr. Falk disclaims beneficial ownership of these shares except to the extent of his pecuniary interest arising from his interest as a managing member of ComVest Management, LLC, the general partner of ComVest Venture Partners L.P., and as Chairman, Chief Executive Officer and President of Commonwealth Associates, L.P., which is a limited partner of ComVest Venture Partners, L.P. Mr. Falk is a member of our Board of Directors.

     (10) Includes 2,407,997 shares of Common Stock issuable to ComVest Venture Partners, L.P., upon conversion of Series B-1 Preferred Stock convertible within 60 days of October 1, 2001, 3,481,599 shares of Common Stock issuable to ComVest Venture Partners, L.P. upon exercise of warrants exercisable within 60 days of October 1, 2001, and 700,000 shares of Common Stock issuable to Commonwealth Associates, L.P. upon exercise of warrants exercisable within 60 days of October 1, 2001. Mr. Blue disclaims beneficial ownership of these shares except to the extent of his pecuniary interest arising from his interest as Executive Vice President and Chief Operating Officer of Commonwealth Associates, L.P., which is a limited partner of ComVest Venture Partners, L.P. Mr. Blue was a member of our Board of Directors on the Record Date. On October 16, 2001, Mr. Blue resigned from our Board of Directors and our Board of Directors then elected Lee Provow, a partner and board member of Commonwealth Associates, L.P., to fill the vacancy created by Mr. Blue's resignation.

     (11) Includes an aggregate of 1,391,453 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of October 1, 2001, upon conversion of Series A Preferred Stock convertible within 60 days of October 1, 2001, and upon exercise of warrants exercisable within 60 days of October 1, 2001. Certain of these shares are subject to repurchase at cost, which right of repurchase lapses at the rate of 1/4th at the end of one year from the date of grant and 1/48th of each month thereafter.

SERIES A PREFERRED STOCK

                                                                  Shares Beneficially         Shares Beneficially
                                                                    Owned (Series A         Owned (as converted into
                                                                    Preferred Stock)              Common Stock)
                                                               --------------------------   ------------------------
                       Name and Address                           Number      Percentage      Number     Percentage
-------------------------------------------------------------- ------------  ------------   ----------  ------------
  Mark B. Hoffman (1)........................................     607,734        19.2  %      607,734         *  %
  John V. Balen (2)..........................................      60,772         *            60,772         *
  Ronald E. F. Codd (3)......................................      30,386         *            30,386         *
  Laurence M. Baer ..........................................          __         *                __         *
  Harold Blue (4)............................................          __         *                __         *
  James A. Brentano..........................................          __         *                __         *
  Michael S. Falk ...........................................          __         *                __         *
  Peter H. Jackson...........................................          __         *                __         *
  Norman A. Pensky...........................................          __         *                __         *
  Frost R. R.  Prioleau......................................          __         *                __         *
  All directors and executive officers as a group (14
       Persons) (5)..........................................     698,892        22.1         698,892        2.4
         -------------------------

      *   Less than 1% of the outstanding shares of Common Stock.

     (1) Includes 552,486 shares of Common Stock issuable upon conversion of Series A Preferred Stock convertible within 60 days of October 1, 2001, and 55,248 shares of Common Stock issuable upon exercise of a warrant within 60 days of October 1, 2001, held by Mr. Hoffman as trustee of the Hoffman Family Trust. Mr. Hoffman is Chairman of our Board of Directors.

     (2) Includes 55,248 shares of Common Stock issuable upon conversion of Series A Preferred Stock convertible within 60 days of October 1, 2001, and 5,524 shares of Common Stock issuable upon exercise of a warrant within 60 days of October 1, 2001. Mr. Balen is a member of our Board of Directors.

     (3) Includes 27,624 shares of Common Stock issuable upon conversion of Series A Preferred Stock convertible within 60 days of October 1, 2001 and 2,762 shares of Common Stock issuable upon exercise of a warrant within 60 days of October 1, 2001, held by Mr. Codd as trustee of the Codd Revocable Trust. Mr. Codd is a member of our Board of Directors.

     (4) Mr. Blue was a member of our Board of Directors on the Record Date. On October 16, 2001, Mr. Blue resigned from our Board of Directors and our Board of Directors elected Lee Provow, a partner and board member of Commonwealth Associates, L.P., to fill the vacancy created by Mr. Blue's resignation.

     (5) Includes 635,358 shares of Common Stock issuable upon conversion of Series A Preferred Stock convertible within 60 days of October 1, 2001 and 63,534 shares of Common Stock issuable upon exercise of warrants within 60 days of October 1, 2001.

SERIES B-1 PREFERRED STOCK


                                                                  Shares Beneficially          Shares Beneficially
                                                                   Owned (Series B-1        Owned (as converted into
                                                                    Preferred Stock)              Common Stock)
                                                               --------------------------   ------------------------
                        Name and Address                          Number      Percentage       Number    Percentage
-------------------------------------------------------------  -----------   ------------   ----------- ------------
    ComVest Venture Partners, L.P. ..........................    200,000        55.5 %       2,407,997      55.5 %
    Robert Priddy ...........................................    100,000        27.8         1,203,999      27.8
    J.F. Shea & Co. .........................................     60,000        16.7           722,399      16.7
    Mark B. Hoffman .........................................         __          *              __           *
    John V. Balen ...........................................         __          *              __           *
    Ronald E. F. Codd........................................         __          *              __           *
    Laurence M. Baer ........................................         __          *              __           *
    Harold Blue (1)..........................................    200,000        55.5         2,407,997      55.5
    James A. Brentano........................................         __          *              __           *



                                                                  Shares Beneficially          Shares Beneficially
                                                                   Owned (Series B-1        Owned (as converted into
                                                                    Preferred Stock)              Common Stock)
                                                               --------------------------   ------------------------
                        Name and Address                          Number      Percentage       Number    Percentage
-------------------------------------------------------------  -----------   ------------   ----------- ------------
    Michael S. Falk (2)......................................    200,000        55.5        2,407,997      55.5
    Peter H. Jackson.........................................         __           *             __           *
    Norman A. Pensky.........................................         __           *             __           *
    Frost R. R.  Prioleau....................................         __           *             __           *
    All directors and executive officers as a group (14
         Persons) (1)(2) ....................................    200,000        55.5        2,407,997      55.5
         -------------------------

     *    Less than 1% of the outstanding shares of Common Stock.

     (1) Includes 200,000 shares of Series B-1 Stock (2,407,997 shares on an as converted to Common Stock basis) owned by ComVest Venture Partners, L.P. Mr. Blue disclaims beneficial ownership of these shares except to the extent of his pecuniary interest arising from his interest as Executive Vice President and Chief Operating Officer of Commonwealth Associates, L.P., which is a limited partner of ComVest Venture Partners, L.P. Mr. Blue was a member of our Board of Directors on the Record Date. On October 16, 2001, Mr. Blue resigned from our Board of Directors and our Board of Directors elected Lee Provow, a partner and board member of Commonwealth Associates, L.P., to fill the vacancy created by Mr. Blue's resignation.

     (2) Includes 200,000 shares of Series B-1 Stock (2,407,997 shares on an as converted to Common Stock basis) owned by ComVest Venture Partners, L.P. Mr. Falk disclaims beneficial ownership of these shares except to extent of his pecuniary interest arising from his interest as a managing member of ComVest Management, LLC, the general partner of ComVest Venture Partners L.P., and as Chairman, Chief Executive Officer and President of Commonwealth Associates, L.P., which is a limited partner of ComVest Venture Partners, L.P. Mr. Falk is a member of our Board of Directors.

OTHER MATTERS

     Intraware knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

     Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Special Meeting may request reasonable assistance or accommodation from the Company by contacting Intraware, Inc., 25 Orinda Way, Orinda, CA 94563, (925) 253-4500. To provide the Company sufficient time to arrange for reasonable assistance or accommodation, please submit all such requests by November 13, 2001.

     It is important that your shares be represented at the meeting, regardless of the number of shares you hold. You are, therefore, urged to execute and return the accompanying proxy card in the enclosed envelope, or vote by telephone in accordance with the instructions on the proxy card at your earliest convenience.

                                            FOR THE BOARD OF DIRECTORS


                                            /s/ Peter H. Jackson
                                            -----------------------------
                                            Peter H. Jackson,
                                            Chief Executive Officer and Director

Dated:    October 29, 2001
      ------------------------

                                     ANNEX I
                       PROPOSED TERMS OF PRIVATE PLACEMENT


OFFERING:                A private placement of a minimum of $6,000,000 and
                         a maximum of $10,000,000 of securities of Intraware, with a $2,000,000 over allotment option at Intraware's discretion.

UNITS: A minimum of 60 Units and a maximum of 100 Units (subject to Intraware's option to increase the offering size up to an additional 20 Units, to cover over-allotments), each Unit consisting of 10,000 shares of Series C Convertible Preferred Stock (the "Preferred Shares"), which are convertible into shares of Common Stock as set forth below.


PURCHASE PRICE:          $100,000 per Unit.


PREFERRED STOCK:


     LIQUIDATION
     VALUE/PREFERENCE:   Each Preferred Share shall have a par value of $10.00
                         per share and shall be entitled to receive, in preference to holders of Common Stock and pari passu with the holders of Series A preferred stock and Series
                         B preferred stock, an amount equal to the par value upon the sale, merger, consolidation, or liquidation of Intraware. The Preferred Shares shall be non-participating.


     CONVERSION:         The holder of the Preferred Shares shall have the right
                         to convert the Preferred Shares, at any time, into shares of Common Stock. Each Preferred Share shall be convertible at a conversion price (the "Conversion
                         Price") equal to $.40 per share, subject to anti-dilution adjustments as set forth below. The shares of Common Stock issuable upon conversion are hereinafter referred to as the "Conversion Shares."


     RANKING: The Preferred Shares shall rank pari passu with Series A and Series B preferred stock. Without the prior written consent of holders owning a majority of the Preferred Shares, Intraware shall not create or authorize any other stock ranking senior to, or PARI PASSU with, the Preferred Shares.

     ANTI-DILUTION:      In the event that after the date hereof, Intraware
                         issues any shares of Common Stock, preferred stock, options, warrants or convertible securities at a purchase price, conversion price or exercise price
                         (including any adjustments thereof) per share less then the fair market value (the "Purchase Price") or less than the Conversion Price, then the Conversion Price and the number of Conversion Shares shall be adjusted on a weighted-average basis (subject to certain customary exceptions to be agreed to by the parties), unless such issuance occurs within one year of the closing of the Private Placement and the Purchase Price is below the Conversion Price, in which event the Conversion Price shall be automatically reduced to such lower price, and the number of Conversion Shares shall be adjusted accordingly. Other standard anti-dilution rights for stock splits, stock dividends, mergers, etc. shall also apply.


     VOTING RIGHTS:      The holders of Preferred Shares shall be entitled to
                         one vote per share of Common Stock issuable upon conversion of the Preferred Shares outstanding as of the record date for any such vote on all matters submitted to a vote of stockholders of Intraware, and the holders of Preferred Shares shall vote as a single class with the holders of Common Stock on all matters, except as otherwise required under applicable law.

MISCELLANEOUS TERMS:

     REGISTRATION
     RIGHTS: Intraware shall file a registration statement covering the Conversion Shares within three (3) months after the closing of the Private Placement, and shall use its best efforts to cause such registration statement to become effective within three (3) months after such filing. Unlimited piggyback registration rights.


CONDITIONS TO CLOSING:   Subject to the satisfaction of the Placement Agent's
                         due diligence investigation of Intraware, including, without limitation to, Intraware's financial statements, projections, cash burn rate, business prospects, capital structure, contractual arrangements, and other customary conditions.

                         Intraware shall have obtained stockholder approval as to the terms of the Private Placement or shall have obtained a waiver from Nasdaq with respect thereto.


                         Intraware shall restructure its $5 million payable to Sun MicroSystems on terms acceptable to the Placement Agent.


                         The current executive officers and directors will invest between $300,000 - $500,000 in the Private Placement, if so requested by the Placement Agent.

FEES: Upon the closing of the Private Placement, Intraware shall pay (i) to the Placement Agent a placement fee equal to 6% of the gross proceeds of the Private Placement, plus (ii) issue warrants to purchase 10% of the number of Units issued to investors at an exercise price equal to $100,000 per Unit (the "Agent's Warrants"); provided, however, that such fees shall be reduced by 50% for any investment made by current stockholders of Intraware (other than the Series B-1 investors). The Agent's Warrants shall contain the same anti-dilution provisions and registration rights as provided in the Preferred Shares.


                         In addition, Intraware shall reimburse the Placement Agent for its actual out-of-pocket expenses incurred in connection with the Private Placement including, without limitation, the reasonable fees and disbursements of the Placement Agent's counsel, due diligence expenses, travel and roadshow expenses, up to a maximum of $100,000. Intraware shall also be responsible for its own legal, accounting and travel expenses as well as any printing and mailing expenses for the Private Placement documents. Upon the execution of the Term Sheet, Intraware paid to the Placement Agent a cash retainer fee of $25,000, which amount is to be applied as a credit against the Placement Agent's out-of-pocket expenses. The Placement Agent shall provide reasonable documentation of its out-of-pocket expenses, including but not limited to airline ticket stubs, copies of hotel invoices, and copies of invoices for legal services.


                         The Placement Agent shall have 60 days from the completion of the Private Placement Memorandum and other investor related documents reasonably satisfactory to it to close the Private Placement (the "Termination Date"). In the event that Intraware elects not to proceed with the Private Placement for any reason prior to the Termination Date, then in addition to any and all compensation previously received by or owed to the Placement Agent, Intraware shall pay to the Placement Agent a financial advisory and structuring fee of $200,000, which fee may, at the sole option of the Placement Agent, be payable by the issuance and delivery by Intraware of 500,000 shares of Intraware's Common Stock; provided, however, that if Intraware elects not to proceed with the Private Placement and instead closes on another private placement not led by the Placement Agent, the financial and advisory fee shall equal the greater of $200,000 or 3% of the gross proceeds of such other private placement, which fee may, at the sole option of the Placement Agent, be payable by the issuance and delivery by Intraware of a number of shares of Common Stock equal to the cash fee divided by .40. Notwithstanding the foregoing, any break-up or termination fee paid by Intraware to the Placement Agent pursuant to the Bridge Financing Term Sheet dated August 22, 2001, shall be credited against any fee owed by Intraware pursuant hereto.

PLACEMENT AGENT
INTRODUCTIONS:           Intraware hereby agrees that if at any time within
                         one year from the later of (i) the date of the final closing of the Private Placement, or (ii) the date of termination of this Term Sheet (the "Effective Date"),
                         Intraware (or any of its subsidiaries or affiliated entities or successors) obtains any financing from any person or entity introduced by the Placement Agent, Intraware will pay to the Placement Agent the fees set forth herein.


CONFIDENTIALITY:         The Placement Agent shall not disclose or distribute
                         any non-public information concerning Intraware to any potential investor without first obtaining a signed confidentiality agreement in form acceptable to the Company.


The foregoing Term Sheet when executed by the parties below shall constitute a letter of intent between the Placement Agent and Intraware and shall supercede the Term Sheet dated August 7, 2001 which shall become null and void. Notwithstanding the foregoing, the provisions of the sections entitled "Fees," "Placement Agent Introductions" and "Confidentiality" above shall be a binding obligations. The validity and interpretation of this Term Sheet shall be governed by New York law.


If the foregoing is acceptable, please sign a copy of this Term Sheet in the space provided below and return the copy to the undersigned by August 23, 2001. If an executed copy of the Term Sheet is not received on or prior to such date, this Term Sheet shall be void and of no further force or effect.

                                      PROXY

                                 INTRAWARE, INC.

                  NOVEMBER 2001 SPECIAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        OF INTRAWARE, INC. ("INTRAWARE")

         The undersigned hereby appoints Peter H. Jackson, Frost R. R. Prioleau and John J. Moss, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of Intraware's Common Stock and preferred stock which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Intraware to be held at 10:00 a.m. on November 27, 2001 at Four Points by Sheraton, 1603 Powell Street, Emeryville, California 94608, and at any and all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present, upon and in respect of the following proposals and in accordance with the following instructions. The proposals referred to herein are described in detail in the accompanying proxy statement.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SPECIFIED ON THE REVERSE SIDE. IF A SPECIFIC DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

--------------------------------------------------------------------------------

      SEE                                                           SEE
    REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE       REVERSE
      SIDE                                                          SIDE

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

--------------------------------------------------------------------------------

                                 INTRAWARE, INC.
  Please mark your vote in oval in the following manner using dark ink only / /

                                                FOR        AGAINST      ABSTAIN

1.        Approval of the issuance of           / /          / /          / /
          Common Stock in excess of 20%
          of Intraware's total common
          shares outstanding upon
          exercise of warrants sold in
          Intraware's Bridge Financing.

                                                 FOR        AGAINST     ABSTAIN

2.        Approval of potential                  / /          / /         / /
          conversion of Intraware's
          Bridge notes into the same type
          of equity securities to be
          issued in Intraware's next
          round of financing


                                                  FOR       AGAINST     ABSTAIN

3.        Approval of terms of Private            / /         / /         / /
          Placement memorialized in the
          term sheet dated August 22,
          2001.


          Mark here for address change            / /
          and note below

         In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or continuation thereof.

   Signature: _________________________________ Date:___________________________

   Signature: _________________________________ Date:___________________________

         Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If the signer is a corporation, please give the full corporate name and have a duly authorized officer sign stating such officers' title. If the signer is partnership, please sign the partnership name by an authorized person.

                              FOLD AND DETACH HERE

      PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
                                ENCLOSED ENVELOPE